UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2005

webMethods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15681	54-1807654
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3877 Fairfax Ridge Road, South Tower, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-460-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As reported in Amendment No. 1 to Form 8-K filed by webMethods, Inc. ("webMethods" or the "Company") on May 17, 2005, Mark L. Wabschall was appointed as webMethods' Chief Accounting Officer while continuing to serve as Senior Vice President, Finance. The Compensation Committee of the Board of Directors of webMethods, Inc. (the "Company" or "webMethods") approved on June 7, 2005 an increase in compensation for Mr. Wabschall in connection with his appointment as webMethods' Chief Accounting Officer. Mr. Wabschall's salary was increased to $220,000 and he was granted a stock option under the Company’s Amended and Restated Stock Option Plan to purchase 35,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s Common Stock on Wednesday, June 8, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information in Item 1.01 in this Amendment No. 2 is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

June 13, 2005	By:	David Mitchell

Name: David Mitchell
Title: President and CEO